CONFIDENTIAL TREATMENT REQUESTED

                               FIRST AMENDMENT TO
                      MANUFACTURING AND MARKETING AGREEMENT
                      -------------------------------------


         This  First  Amendment  to   Manufacturing   and  Marketing   Agreement
("Amendment") is dated October 23, 1999 (the "Effective Date") between BECTON, DICKINSON AND COMPANY, a New Jersey corporation ("BD") and LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("LASERSIGHT").

                                    RECITALS

         A. BD and LASERSIGHT have entered into that certain Manufacturing and Marketing Agreement effective as of May 14, 1999 (the "Agreement").

         B. BD and LASERSIGHT desire to amend certain terms of the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1. Definition of BD. For purposes of this Agreement, BD shall mean and include Becton, Dickinson and Company and its affiliates, including but not limited to all corporations, partnerships, sole proprietorships and other forms of business organizations which are controlled by Becton Dickinson and Company, any corporation in which Becton, Dickinson and Company owns at least 50 percent of the stock entitled to vote for directors, and any corporation, firm, partnership, proprietorship or other form of business in which Becton, Dickinson and Company has the maximum amount of ownership permitted by local law.

         2. BD and LASERSIGHT acknowledge and agree and that the meaning of the terms Product (as defined in the Agreement) and Specifications (as defined in the Agreement) shall be expanded to include those additional products described on Exhibit A-1 attached hereto ("Additional Products"), and those additional specifications described on Exhibit B-1 that will be supplied by BD as soon as possible after the date of this Amendment.

         3. BD and LASERSIGHT acknowledge and agree that the number of Additional Products purchased by LASERSIGHT during each year of the Agreement shall be included when determining whether LASERSIGHT has satisfied the Purchase Minimum (as defined in the Agreement) during each year of the Agreement.

         4. Section 1.4 of the Agreement is hereby deleted and the following new
Section 1.4 shall be inserted in its place:

                  1.4 Other  Activities.  During the term of this Agreement,  BD agrees to manufacture keratome blades utilized in connection with performing refractive surgery exclusively for LASERSIGHT. BD shall not manufacture such keratome blades for any party except LASERSIGHT. During the term of this Agreement LASERSIGHT shall not purchase blades utilized in connection with performing refractive surgery from any party except BD.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE REDACTED MATERIAL HAS BEEN INDICATED WITH A DOUBLE ASTERISK AND FILED SEPARATELY WITH THE COMMISSION.

         5. Section 1.6 of the Agreement is deleted in its entirety.

         6. Section 2.1 of the Agreement is hereby deleted and the following new
Section 2.1 shall be inserted in its place:

                  2.1 Pricing. The price per Product is set forth on Exhibit C-1. These prices are based on LASERSIGHT purchasing the Purchase Minimum. If LASERSIGHT purchases more than 200,000 Products in any twelve month period then BD and LASERSIGHT will negotiate in good faith to reduce the per Product price for the following 12 months provided that the prior 12 months' purchases become the new purchase minimum going forward.

         If BD develops technology that enhances the value of the Product or Additional Products, then BD will discuss such technology with LASERSIGHT and prior to such technology being implemented into the manufacturing of the Product or Additional Products BD and LASERSIGHT will negotiate a revision to the prices set forth on Exhibit C-1 for the effected Product or Additional Products, as applicable.

         7. The following new Section 7.3 shall be added to the Agreement:

                  7.3 Termination by Either Party. After July 1, 2003 either party may terminate this Agreement with or without cause by providing at least 180 days advance written notice.

         8. Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain in effect as originally set forth therein.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in multiple counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same document, by their duly authorized representatives as of the Effective Date.

BECTON, DICKINSON AND COMPANY       LASERSIGHT TECHNOLOGIES, INC.


By:  /s/Mark C. Throdahl            By: /s/Michael R. Farris
    -------------------------          --------------------------

Name:   Mark C. Throdahl            Name:  Michael R. Farris
     ------------------------
Title:  Senior Vice President       Title  Executive Officer/President
     ------------------------

                                   EXHBIT A-1
                                   ----------

                               Additional Products


1.       Hansatome Keratome Blade
2.       Moria CB Keratome Blade
3.       Moria LSK-1 Keratome Blade

                                   EXHIBIT B-1
                                   -----------

                            Additional Specifications

                             [Engineering Drawings]

                                   EXHIBIT C-1
                                   -----------


                                     Pricing


                         Product                  Per Blade Price
                         -------                  ---------------

                  1. Non-Sterile Keratome Blade          **
                  2. ACS Keratome Blade                  **
                  3. Hansatome Keratome Blade            **
                  4. Moria CB Keratome Blade             **
                  5. Moria LSK-1 Keratome Blade          **